Portions of this exhibit (indicated by brackets) have been omitted pursuant to a request for confidential treatment.





         AMENDMENT NO. 1 ("Amendment") dated as of October 24, 1996 to the Purchase and Supply Agreement dated as of June 21, 1996, among Sprint Spectrum L.P., a Delaware limited partnership (the "Owner"), QUALCOMM Personal
Electronics, a California general partnership (the "Vendor"), QUALCOMM Incorporated, a Delaware corporation, as a guarantor and Sony Electronics Inc., a Delaware corporation, as a guarantor (each guarantor together with the Owner and the Vendor, the "Parties").


                                    RECITALS:


         WHEREAS,  the Owner,  the Vendor and the  guarantors  are  parties to a
certain   Purchase  and  Supply  Agreement  dated  as  of  June  21,  1996  (the
"Contract"), and


         WHEREAS, the Parties desire to amend the Contract.


         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the Parties hereby agree as follows:


1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment will have the meaning given to such terms in the Contract. References to "Specifications" include the modifications to the Specifications set forth in the Consent to Specification Deviation executed by the Parties and dated September 24, 1996.

         2.        Agreements.


         (a) The Owner hereby waives its rights to (i) only those liquidated damages under Section 4 of the Contract which have accrued as of the date hereof and are due with respect to the Products which were to be delivered by the Vendor prior to the date hereof and (ii) terminate the Contract now or in the future pursuant to the Contract's treatment under subsection 4.2(e) of Vendor Product delivery delays that have occurred prior to the date hereof. Nothing contained in this clause (a) shall in any way amend, waive or otherwise modify the Owner's rights under the Contract as amended hereby in the event of any Vendor delivery delay after the date hereof; provided, however, any delivery delays that occurred prior to the date hereof shall not be taken into consideration with respect to any future application of subsection 4.2(e) of the Contract.


         (b) Notwithstanding the terms of the Contract and any Purchase Orders delivered to the Vendor prior to the date hereof, the Vendor shall have and hold specifically for the Owner the following quantities of Specification compliant Subscriber Units (and their Material Accessories) at its manufacturing facility in San Diego, California no later than the dates set forth below:


           Date            Amount

         10/27/96          30,000
         11/10/96          70,000
         12/01/96          60,000
         12/05/96          20,000
         12/10/96          20,000

         It is agreed by the Parties that the quantities and dates set forth above are firm and that no grace periods (including, but not limited to, the Delay Grace Period) will apply to these dates and/or quantities. To the extent the quantities of Products set forth above are manufactured and held as set forth in this clause (b) and clause (c) below by the dates set forth above, the Vendor may invoice the Owner for such manufactured, held and verified Specification compliant Products at the prices set forth on Appendix 1 as amended hereby. The 20,000 Subscriber Units to be manufactured and held on December 10, 1996, as set forth above, will be divided between 10,000 "blue" Subscriber Units and 10,000 "green" Subscriber Units and the Owner and the Vendor will work together in good faith to promptly agree and establish color samples for such colored Subscriber Units; provided, however, in the event the Parties fail to promptly reach such agreement, then the color of such Subscriber Units shall be as set forth in Exhibit A1 and their price shall not include the price increase set forth in "Note 3" to Appendix 1. It is expressly understood and agreed by the Parties that in the event the Vendor shall for any reason (other than an event constituting a Force Majeure pursuant to subsection 11.17 of the Contract in which case the terms of subsection 11.17 shall apply) fail to comply with any of the specific dates, quantities and other requirements set forth in this clause (b) by not having and holding such quantities of Specification compliant Subscriber Units (and their Material Accessories) specifically for the Owner (as verified in accordance with clause (c) below) at the Vendor's manufacturing facility in San Diego, California, then, notwithstanding anything in the Contract to the contrary, the Owner will have the right, based upon the Owner's needs and requirements, as determined in the Owner's sole and absolute discretion and upon giving the Vendor written notice, within three (3) Business Days following such failure or notice of failure by the Vendor, of the Owner's election to proceed under either subclause (i) or
(ii) below, to:


(i) if the Owner does not need such Products, immediately (and without any grace period whatsoever) cancel, without payment or penalty to either the Vendor or the Owners, any such missing quantity by lowering the Total Minimum Commitment by the amount of such missing and or unverified Products; provided, that in such event the Owner will have the right and the Vendor will be obligated to treat such canceled quantity of Products exactly as the additional thirty-five thousand (35,000) Subscriber Units are being treated under subsection 5.2(g) of the Contract as added pursuant to this Amendment; or

(ii) if the Owner does not need such Products, accept such Specification compliant Products as and when provided and verified by Vendor; provided, that the price of any such late Products will be reduced by (x) one-half of one percent (1/2%) for each day late (without any grace period whatsoever) and (y) on the thirtieth day late, an additional five percent (5%). In the event such late Products are in excess of thirty (30) days late (starting at 5:00 p.m. San Diego time on the scheduled dates set forth above), the Owner will again have the right to cancel such late Products as set forth in subclause (i) above to the extent such rights were not previously exercised by the Owner with respect to such late Products.

         (c) Any Products manufactured and held pursuant to clause (b) above will be held by the Vendor in separately identifiable inventory, in individual boxes or bulk storage boxes, at the Vendor's manufacturing facility in San Diego, California specifically for the Owner and any such held quantities will, on or before the delivery dates set forth above, be verified by the Vendor in writing to the Owner identifying the quantity, location, model and serial numbers of the Products so held and further identifying such Products as being held for the Owner pursuant to the Contract (provided that the Vendor's verification of the first thirty thousand (30,000) Subscriber Units to be available on October 27, 1996, will be dated November 4, 1996). The Vendor will provide the Owner and its personnel reasonable access to its facilities to physically verify the availability and continued maintenance of delivered Products held for the Owner; provided, that the Owner will exercise its rights (to the extent not previously exercised) to physically verify the availability and continued maintenance of any such Products already verified by the Vendor to the Owner pursuant to and in accordance with the first sentence of clause (c) within five (5) days after receipt of any such written verification from the Vendor and provided further that nothing herein will prevent the Vendor from sending an invoice to the Owner for any Vendor verified Products at any time (i) after the Owner shall have notified the Vendor in writing of its intent not to physically verify the availability and continued maintenance of such Products or
(ii) after expiration of such five day period if the Owner neither physically verifies nor provides notice of the Owner's intention not to physically verify (in which event the Owner shall be deemed to have verified for purposes of the third sentence of clause 2(b) above). The Vendor will hold all such Products until such time as the Owner provides written notice to the Vendor that it desires to have all or any portion of such held Products delivered to the FOB point for shipment; provided, that the Owner will provide the Vendor with three
(3) days prior written notice to individually box any Products held by the Vendor in bulk storage based upon a Vendor individual box packaging ability of five thousand (5,000) Subscriber Units (and their Material Accessories) per day. If for any reason the Vendor shall not, on the date(s) scheduled for the delivery thereof, deliver to the FOB point any Products held for the Owner which have been paid for by the Owner, then (notwithstanding subsection 11.17 of the Contract), the Owner will have the absolute right to the immediate refund of any monies paid to the Vendor for any such held but undelivered Products, and such right will be in addition to any and all rights (subject to subsection 11.17 of the Contract) the Owner may otherwise have in Contract or in law in any such event.


         (d) The Vendor will have a release of software ready for conducting phase 2 NSOTASP interoperability testing with the Owner's infrastructure vendors on November 15, 1996. This release of Software is intended to have and this phase of testing is intended to verify the following NSOTASP functionality: (a) default factory configuration complies to section 3.1 of IS-683; (b) an NSOTASP call can be successfully completed; (c) a PCS call can be originated using the newly programmed mobile; (d) a PCS voice call can be terminated by the newly programmed mobile; (e) programming lock works properly; (f) the parameters of an activated mobile can be modified by an NSOTASP call; (g) no permanent data is changed if the call is terminated before the "Commit;" (h) verify the PRL is stored properly; and (i) mobile functions properly after downloading a list with PRL with a size exceeding MAX_PR_LIST_SIZE. Following successful passing of all these phase 2 tests, the Vendor will, within four weeks, be in a position to conduct CDG testing with the Owner's infrastructure vendors. Any and all Subscriber Units held at the Vendor's facilities will be promptly upgraded by the Vendor to have such NSOTASP Software upon availability of NSOTASP Software and within the time for implementing such feature, in each instance in accordance with and pursuant to the terms and conditions of Section 4.5 of Exhibit A-1 of the Contract. The Vendor may invoice the Owner and the Owner will pay to the Vendor $3.85 for the upgrading of each such satisfactorily OTASP-upgraded Subscriber Unit.


         (e) The liquidated damages provisions of subsection 4.2(a) of the Contract shall not apply to those 1996 forecasted Products which are specifically subject to liquidated damages, price reduction and/or cancellation pursuant to the provisions of subsection 2(b)(i) or 2(b)(ii) of this Amendment.


         3. Amendment to Subsection 3.2(a). Subsection 3.2(a) of the Contract is hereby amended by deleting the seventh sentence thereof commencing "For each of the Initial Subscriber Units ..." in its entirety.


         4. Amendment to Subsection 3.2(b). Subsection 3.2(b) of the Contract is hereby amended by (i) changing the definition of "Total Minimum Commitment" in the first sentence thereof from one million one hundred ninety five thousand
(1,195,000) Subscriber Units to "one million one hundred sixty thousand (1,160,000)Subscriber Units" and (ii) changing the definition of "First Annual Minimum Commitment" in the second sentence thereof from two hundred thirty five thousand (235,000) Subscriber Units to "two hundred thousand (200,000) Subscriber Units".


5. Amendment to Subsection 5.1. Subsection 5.1 of the Contract is hereby amended by adding a new subsection 5.1(d) immediately after subsection 5.1(c) as follows:

                  "(d) Notwithstanding anything stated herein (including, but not limited to, Schedule 8 hereto) to the contrary, to the extent the Owner shall have forecasted for the delivery of any Accessories, the Owner may reduce the aggregate Accessory deliveries forecasted for the first three (3) months of 1997, by an amount equal to no more than [______] percent of the amount of Accessories purchased by the Owner from the Vendor in 1996 (over and above any quantity reductions available to the Owner for the first three (3) months of 1997 pursuant to subsection 5.1); provided, that any such reduction shall be distributed evenly over the first three (3) months of 1997."


6. Amendment to Subsection 5.2. Subsection 5.2 of the Contract is hereby amended by adding a new subsection 5.2(g) immediately after subsection 5.2(f) as follows:

                  "(g) Notwithstanding anything stated herein to the contrary, at any time throughout the Initial Term the Owner may in its sole and absolute discretion choose to order up to [_____________] additional Specification compliant Subscriber Units (and their Material Accessories) above the Total Minimum Commitment. If the Owner should order any such additional Subscriber Units (and their Material Accessories) for delivery at any time in 1996, any such order for such additional Products will be deemed an Excess Purchase Order and to the extent fulfilled by the Vendor, will be fulfilled at a price not in excess of [_____________] percent less than the 1996 price set forth on Appendix 1. If the Owner desires to order any such additional Subscriber Units (and their Material Accessories) for delivery in 1997 or 1998 then, the Owner shall include such additional Subscriber Units in the subject Forecast pursuant to the provisions of subsection 5.1 of the Contract and the Vendor will be obligated to deliver such Products to the Owner in accordance with the terms of the Contract (including subsection 5.2 of the Contract) and at the prices as set forth on Appendix 1."


         7. Amendment to Schedules and Appendices. The Schedules and Appendices to the Contract are hereby amended by (i) deleting the first page of Schedule 8 in its entirety and replacing in lieu thereof the revised page 1 of Schedule 8 attached hereto as Attachment 1 and (ii) deleting Appendix 1 in its entirety and replacing in lieu thereof the revised Appendix 1 attached hereto as Attachment 2.


8. NO OTHER AMENDMENTS. EXCEPT AS EXPRESSLY AMENDED, MODIFIED AND SUPPLEMENTED HEREBY, THE PROVISIONS OF THE CONTRACT ARE AND WILL REMAIN IN FULL FORCE AND EFFECT AND, EXCEPT AS EXPRESSLY PROVIDED HEREIN, NOTHING IN THIS AMENDMENT WILL BE CONSTRUED AS A WAIVER OF ANY OF THE RIGHTS OR OBLIGATIONS OF THE PARTIES UNDER THE CONTRACT.

         9. GOVERNING LAW. THIS AMENDMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE LAWS AND PRINCIPLES THEREOF WHICH WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.


10. Descriptive Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provisions of this Amendment.

11. Counterparts. This Amendment may be executed in any number of identical counterparts, each of which will constitute an original but all of which when taken together will constitute but one instrument.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their duly authorized representatives on the date first above written.

                                            SPRINT SPECTRUM L.P.,
                                            as Owner


                                            By:  /s/Bernie Bianchino
                                            Name:  Bernie Bianchino
                                            Title:  Chief Business Development
                                                      Officer

                                            QUALCOMM Personal Electronics,
                                            as Vendor


                                            By:  /s/Stephen Burke
                                            Name:  Stephen Burke
                                            Title:  Vice President and General
                                                      Manager Sony/QUALCOMM
                                                      CDMA Sales

                                            QUALCOMM Incorporated,
                                            as Guarantor


                                            By: /s/Paul E. Jacobs
                                            Name:  Paul E. Jacobs
                                            Title:  Senior Vice President and
                                                      General Manager Subscriber
                                                      Products

                                            SONY ELECTRONICS INC.,
                                            as Guarantor


                                            By:  /s/Yutaka Sato
                                            Name:  Yutaka Sato
                                            Title: President, Sony WTC

                                  ATTACHMENT 1

                                   SCHEDULE 8

                                 First Forecast

             Owner Product Requirements for Vendor Subscriber Units
                     with Accompanying Material Accessories

     ---------- --------------- --------------- ----------------
                  1st Supply       2nd Annual      3rd Annual
                    (6 mos)       Supply Period   Supply Period
                     1996            1997             1998
     ---------- --------------- --------------- ----------------
      Jan           --                   85,000            2,500
      Feb          --                   85,000            2,500
      Mar          --                   90,000            2,500
      Apr          --                   70,000            2,500
      May         --                   55,000                --
      Jun          --                   55,000                 --
      Jul           --                   45,000                 --
      Aug         --                   55,000                --
      Sep          --                   65,000                 --
      Oct 27     30,000            125,000               --
      Nov 10   70,000             125,000               --
      Dec 1      60,000             95,000                --
      Dec 5      20,000
      Dec 10    20,000
     ---------- --------------- --------------- ----------------
     TOTAL     200,000        950,000         10,000
     ========== =============== =============== ================
     GRAND TOTAL                                              1,160,000
     ========== =============== =============== ================

                                  ATTACHMENT 2

                                   APPENDIX 1

                                     Pricing

             Subscriber Units With Accompanying Material Accessories
- -------------------- ------------------------ -------------------------------
       1996                   1997                         1998
- -------------------- ------------------------ -------------------------------
        $[
- -------------------- ------------------------ -------------------------------



                                                                           ]
- -----------------------------------------------------------------------------


                             Additional Accessories

- ------------------------------------- ------------- --------------------------
Extra Non-Accompanying Accessories(1)  Price Per
                                       Accessory     Available no later than
- ------------------------------------- ------------- --------------------------
Desktop Charger (w/AC Adapter)         [
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Hands Free Car Kit
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Travel Charger
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Cigarette Lighter Adapter
- ------------------------------------- ------------- --------------------------
- ------------------------------------- -------------- -------------------------
Data Adapter Cable
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Standard Batter (Li-Ion)
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Leather Case
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
PCMCIA Data Adapter
- ------------------------------------- ------------- --------------------------
- ------------------------------------- ------------- --------------------------
Mock Up Unit                                                                  ]
- ------------------------------------- --------------- ------------------------
(1)The Accessories and the prices and dates therefore as set forth in this table do not relate to Material Accessories which accompany Subscriber Units.